Exhibit 1.1
10,000,000 Shares
Grubb & Ellis Company
Common Stock
($.01 Par Value)
UNDERWRITING AGREEMENT
June  , 2006
Deutsche Bank Securities Inc.
As Representative of the
      Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     Grubb & Ellis Company, a Delaware corporation (the “Company”), and a certain shareholder of the Company (the “Selling Shareholder”) propose to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 10,000,000 shares (the “Firm Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), of which 5,000,000 shares will be sold by the Company and 5,000,000 shares will be sold by the Selling Shareholder. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company and the Selling Shareholder are sometimes referred to herein collectively as the “Sellers”. The Company also proposes to sell at the Underwriters’ option up to 1,500,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

     As the Representative, you have advised the Company and the Selling Shareholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Company and the Selling Shareholder.
          (a) The Company represents and warrants to each of the Underwriters and the Selling Shareholder as follows:
               (i) A registration statement on Form S-1 (File No. 333-133659) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus”.
               (ii) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means [      ] [a/p]m (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.
     “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
     “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.
     “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
               (iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the subsidiaries of the Company listed in Exhibit 21.1 to Item 16(a) of the Registration Statement (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company that, in accordance with the Rules and Regulations, are required to be included therein. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims except to the extent disclosed in the Registration Statement, General Disclosure Package or the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
               (iv) At the time of Closing, the outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholder, will have been duly authorized and validly issued and will be fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. At the time of Closing, the Company will have delivered to the Selling Shareholder good and valid title to the shares to be sold by the Selling Shareholder, free and clear of all liens, encumbrances, equities or claims. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, or have expired, for or relating to the registration of any shares of Common Stock.
               (v) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.
               (vi) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
               (vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.
               (viii) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.
               (ix) (A) At the time of filing the Registration Statement and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.
               (x) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.
               (xi) Ernst & Young LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
               (xii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (A) any material weakness in its internal control over financial reporting or (B) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
               (xiii) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act with which it is not yet currently required to comply, and with the rules promulgated by the Commission and the New York Stock Exchange thereunder which will become applicable to the Company.
               (xiv) There is no action, suit, claim, proceeding or labor dispute pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would either (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (B) prevent the consummation of the transactions contemplated hereby or have any adverse effect thereon (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
               (xv) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General

Disclosure Package and the Prospectus or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
               (xvi) The Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.
               (xvii) Since June 30, 2005 (the date of the latest audited financial statement included in the Registration Statement, the General Disclosure Package and the Prospectus), as each may be amended or supplemented, there has not been any material adverse change or any development or event involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.
               (xviii) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, would be, in violation of or in default under (A) its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (B) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (B), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate or articles of incorporation or by-laws of the Company or any law, order, rule, regulation, judgment, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

               (xix) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
               (xx) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
               (xxi) Each of the Company and the Subsidiaries holds all material licenses, certificates and permits from governmental authorities that are necessary to the conduct of its business; each of the Company and the Subsidiaries owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on its business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries has received notice of conflict with any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not so described in all material respects. Neither the Company nor any Subsidiary is a party to or bound by any option, license or agreement with respect to the Intellectual Property of any other person or entity that is required to be set forth in the Prospectus and is not described in all material respects. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; neither the Company nor any Subsidiary has received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any Subsidiary.
               (xxii) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market-making transactions in the Shares on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.
               (xxiii) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations thereunder.
               (xxiv) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (xxv) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
               (xxvi) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data agree with the sources from which they are derived.
               (xxvii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
               (xxviii) Neither the Company nor any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               (xxix) The Company and each Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses.
               (xxx) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
               (xxxi) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.
               (xxxii) Neither the Company nor any of the Subsidiaries is in violation of any law, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances, wastes, pollutants or contaminants (“hazardous materials”) or relating to the protection or restoration of the environment or to human exposure to hazardous materials (collectively, “environmental laws”), has failed to obtain or to comply with any permit, license or other approval required under environmental laws, has liability under environmental laws with respect to any real property currently or formerly owned, leased or operated by, or any off-site location at which hazardous materials were released or disposed of by or on behalf of, the Company or any of the Subsidiaries or their predecessors, or is subject to any claim relating to any environmental laws, in each case which would, individually or in the aggregate, have a

Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such claim or liability.
               (xxxiii) The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.
               (xxxiv) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Prospectus or Registration Statement that have not been so described.
               (xxxv) Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any Federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus or the Registration Statement.
               (xxxvi) The Company has provided true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and as of the date of the initial filing of the registration statement referred to in Section 1(a)(i), no loans to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company, were outstanding.
               (xxxvii) None of the information on (or hyperlinked from) the Company’s website at www.grubb-ellis.com or any other website maintained by or for the Company or any Subsidiary includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act and, other than those websites it maintains and supports on behalf of third parties, the Company does not maintain or support any website other than www.grubb-ellis.com.
               (xxxviii) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
               (xxxix) Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          (b) The Selling Shareholder represents and warrants as follows:
               (i) At the Closing Date (as such date is hereinafter defined), the Selling Shareholder will own the Firm Shares to be sold by the Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and, will have full right, power and authority to effect the sale and delivery of such Firm Shares and upon the delivery of and payment for such Firm Shares pursuant to this Agreement, the Underwriters will own the Firm Shares, free and clear of any liens, encumbrances, equities and claims.
               (ii) The Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney and the Custodian Agreement referred to below and to perform its obligations under such Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder. The execution and delivery of this Agreement and the consummation by the Selling Shareholder of the transactions herein contemplated and the fulfillment by the Selling Shareholder of the terms hereof will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or state securities or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of the Selling Shareholder, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Shareholder is a party, or of any order, rule or regulation applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.
               (iii) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.
               (iv) The sale of the Firm Shares by the Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The information pertaining to the Selling Shareholder under the caption “Principal and Selling Shareholders” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is complete and accurate in all material respects.
               (v) No consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or under which the Selling Shareholder is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.
               (vi) There are no affiliations or associations between any member of the NASD and the Selling Stockholder or any affiliate of the Selling Stockholder, except as set forth in the Registration Statement.
               (vii) The Selling Shareholder (A) has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct; (B) is familiar with the Registration Statement, the General Disclosure Package and the Prospectus; and (C) has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries.
     Any certificate signed by the Selling Shareholder or any officer of the Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each Underwriter.
     2. Purchase, Sale and Delivery of the Firm Shares.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[ ] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of the Selling Shareholder shall be several and not joint.

          (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Selling Shareholder for the shares to be sold by the Selling Shareholder, in each case against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company and the Selling Shareholder shall agree upon, such time and date being herein referred to as the “Closing Date”. (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares to be delivered will be in definitive form in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.
          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants an option to the Several Underwriters to purchase 1,500,000 Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised at any time, from time to time, in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company and the Selling Shareholder, setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York. The certificates for the Option Shares to be delivered will be in definitive form in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Option Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Option Closing Date.
     3. Offering by the Underwriters.
     It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.
     It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
     4. Covenants of the Company and the Selling Shareholder.
          (a) The Company covenants and agrees with the several Underwriters that:
               (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.
               (ii) The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to its first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
               (iii) The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request by the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.
               (iv) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.
               (v) The Company will deliver to, from time to time or upon the order of, the Representative, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, from time to time or upon the order of, the Representative, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative, at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.
               (vi) The Company will comply with the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
               (vii) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with the law.
               (viii) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.
               (ix) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.
               (x) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.
               (xi) The Company will use its best efforts to list the Shares, subject to notice of issuance, for quotation on the New York Stock Exchange.
               (xii) The Company has caused each officer and director of the Company who is subject to the transaction reporting requirements of Section 16 of the Exchange Act to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).
               (xiii) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus.
               (xiv) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.
               (xv) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
               (xvi) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
               (b) The Selling Shareholder covenants and agrees with the several Underwriters that:
               (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Shareholder or its affiliates, or request for the registration for the offer or sale of any of the foregoing (or as to which the Selling Shareholder or its affiliates, have the right to direct the disposition of) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Selling Shareholder or its affiliates, otherwise than hereunder or with the prior written consent of the Representative. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.
               (ii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
               (iii) The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
               (iv) The Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.
               (v) During the Prospectus Delivery Period, the Selling Stockholder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change in the information relating to the Selling Stockholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.
     5. Costs and Expenses.
          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, [any Underwriters’ selling memorandum], any Underwriters’ invitation letter, any Listing Application, any Blue Sky survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the

NASD of the terms of the sale of the Shares; the Listing Fee of the New York Stock Exchange; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii)); and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws; all costs in connection with presentations by Company Representatives to prospective purchasers of the Shares; and all other costs and expenses incident to the performance by the Company and the Selling Shareholder of their obligations hereunder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Selling Shareholder. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.
     6. Conditions of Obligations of the Underwriters.
          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Shareholder, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.
          (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Zukerman, Gore & Brandeis, LLP, counsel for the Company dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and the Selling Shareholder (and stating that it may be relied upon by counsel to the Underwriters and counsel to the Selling Shareholder) to the effect that:
               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their businesses requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel’s knowledge, except to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in the Subsidiaries are outstanding.
               (ii) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package); the authorized shares of the Company’s Common Stock have been duly authorized; the outstanding shares of the Company’s Common Stock, including the Shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof. At the time of Closing, the Company will have delivered to the Selling Shareholder valid record and beneficial ownership of the shares to be sold by the Selling Shareholder free and clear of all liens, encumbrances, equities or claims.
               (iii) Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.
               (iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order with respect thereto and no proceeding for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or threatened under the Act.
               (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).
               (vi) The statements under the captions “Certain Relationships and Related Party Transactions”, “Description of Credit Agreement”, “Description of Capital Stock” and “Shares Eligible for Future Sale” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.
               (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

               (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
               (ix) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or violate any of the terms or provisions of the charter or by-laws of the Company, or conflict with or result in a breach of, or constitute a default under, any of the terms or provisions of any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.
               (x) This Agreement has been duly authorized, executed and delivered by the Company.
               (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.
               (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.
               (xiii) Any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 under the Act has been made within the time period required by Rule 433(d) under the Act.
               (xiv) As to the statements under the captions “Risk Factors—Risks Related to Our Business—If Grubb & Ellis Realty Advisors, Inc., our affiliate, is forced to liquidate and dissolve it would be harmful to us”, “Risk Factors—Risks Related to Our Business—If we fail to meet our payment or other obligations under our senior secured credit facility, the lenders under the secured facility could foreclose on, and acquire control of, substantially all of our assets”, “Risk Factors—Risks Related to Our Business—If we fail to comply with laws and regulations applicable to real estate brokerage and mortgage transactions and other business lines, we may incur significant financial penalties”, “Risk Factors—Risks Related to Our Business—We may have liabilities in connection with real estate brokerage and property and facilities management activities”, “Risk Factors—Risks Related to Our Business—Environmental regulations may adversely impact our business, and/or cause us to incur costs for cleanup or other environmental liabilities”, “Risk Factors—Risks Related to Our Business—Our senior secured credit facility imposes certain limitations on our ability to undertake certain actions”, “Risk Factors—Risks

Related to this Offering and Our Common Stock—Even after the sale of the shares offered by the selling stockholder, the selling stockholder and its affiliates will own approximately 33% of our common stock and will continue to be able to exercise substantial control over us, which could limit our ability to influence the outcome of key transactions, including a change of control”, “Risk Factors—Risks Related to this Offering and Our Common Stock—We have the ability to issue blank check preferred stock, which could adversely effect the voting power and other rights of the holders of our common stock”, “Risk Factors—Risks Related to this Offering and Our Common Stock—There are registration rights outstanding, which could have a negative impact on our share price if exercised”, “Risk Factors—Risks Related to this Offering and Our Common Stock—Delaware law and provisions of our restated certificate of incorporation and restated by-laws contain provisions that could delay, deter or prevent a change of control”, to the extent such statements contain a description of applicable law or description of contractual provisions, nothing has come to the attention of such counsel which caused them to believe that the above-mentioned sections of the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) and any amendment or supplement thereto made available and reviewed by such counsel, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any Option Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (xv) Such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors.
          In rendering such opinion, Zukerman, Gore & Brandeis, LLP may rely as to matters governed by the laws of states other than New York, Delaware or Federal laws on local counsel in such jurisdictions; provided that in each case Zukerman, Gore & Brandeis, LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein).
          (c) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of [Carson Fischer, P.L.C.], counsel for the Selling Shareholder, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:
               (i) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholder.
               (ii) The Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by state securities laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by the Selling Shareholder.
               (iii) The Selling Shareholder owns the Firm Shares, and upon delivery of the Firm Shares at the Closing, the Underwriters will own such shares free of any adverse claim (assuming the Underwriters are protected purchasers within the meaning of Section 8.303 of the Uniform Commercial Code).
               (iv) No consent, approval or waiver is required under any instrument or agreement known to such counsel to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby.
          In rendering such opinion, counsel for the Selling Shareholder may (x) expressly assume, based on the representations and warranties of the Company contained in this agreement and the opinion of counsel for the Company provided for in this Agreement, that the Shares to be sold by the Selling Shareholder have been duly and validly issued by the Company to the Selling Shareholder and that the Selling Shareholder has acquired good and marketable title to those Shares from the Company free and clear of all liens, encumbrances, equities, and claims attributable to the Company and (y) counsel may rely upon representations, warranties and certificates of, and information provided by, the Selling Shareholder as to the identity and existence of instruments or agreements that are the subject of the opinion provided in Section 6(c)(iii) and (iv) above and other factual matters. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and reasonably acceptable to the Underwriters in rendering such opinions and such counsel may state that they express no opinion as to any laws other than the federal law of the United States of America and the laws of the State of Michigan.
          (d) The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative.
          (e) You shall have received, on each of the dates hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and under the rules and regulations of the PCAOB and stating that, in its opinion, the financial statements and schedules examined by it and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements, pro forma financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
          (f) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
               (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;
               (iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;
               (iv) He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the

Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;
               (vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (vii) The Company has complied with all agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
               (viii) Since June 30, 2005 (the date of the latest audited financial statement included in the Registration Statement, the General Disclosure Package and Prospectus), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.
          (g) The Company and the Selling Shareholder shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
          (h) The Firm Shares and Option Shares, if any, have been approved for quotation upon notice of issuance on the New York Stock Exchange.
          (i) The Lockup Agreements described in Section 4(a)(xiii) are in full force and effect.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Cravath, Swaine & Moore LLP, counsel for the Underwriters.
          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.
          In such event, the Selling Shareholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
     7. Conditions of the Obligations of the Sellers.
          The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     8. Indemnification.
          (a) The Company agrees:
     (1) to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and
     (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
          (b) The Selling Shareholder agrees to indemnify each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above; provided, however, that Selling Shareholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement to such documents in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder, specifically for use therein; and provided further that the liability of the Selling Shareholder under this section shall be limited to an amount equal to the product of the number of Shares sold by the Selling Shareholder and the initial public offering price of the Shares set forth in the Prospectus. This indemnity obligation will be in addition to any liability which the Company may otherwise have.
          (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company and the Selling Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b), or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b), or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), or (b) and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
          (e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b), or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriters shall be deemed to be in proportion to the total net proceeds from the offering (before deducting expenses) received by the Company and by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the

Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Shareholder shall not be required to contribute any amount in excess of the proceeds received by the Selling Shareholder from the Underwriters in the offering. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, to the Company, its directors or officers, or any person controlling the Company, or to the Selling Shareholder or any person controlling the Selling Shareholder shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     9. Default by Underwriters.
          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10%

of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholder or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to Grubb & Ellis Company, 500 West Monroe Street, Suite 2800, Chicago IL 60661, Attention: Chief Executive Officer, with a copy to Grubb & Ellis Company, 500 West Monroe Street, Suite 2800, Chicago IL 60661, Attention: General Counsel; and if to the Selling Shareholder, to Kojaian Ventures, L.L.C., 39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304, Attention: C. Michael Kojaian, with a copy to Carson Fischer, P.L.C., Third Floor, 300 East Maple Road, Birmingham, Michigan 48009, Attention: Robert Carson.
     11. Termination.
          This Agreement may be terminated by the Representative by providing notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any change or any development or event involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representative’s judgment, make it impracticable or inadvisable to proceed with the completion of the public offering or the sale and payment for the Shares; (iii) any suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or material disruption of the clearance or settlement of trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative’s opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by U.S. Federal or New York authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of any of the Company’s securities by the New York Stock Exchange, the Commission, or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representative’s reasonable opinion has a material adverse effect on the securities markets in the United States; or
          (b) as provided in Sections 6 and 9 of this Agreement.
     12. Successors.
          This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
     13. Information Provided by Underwriters.
          The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third and ninth through thirteenth paragraphs under the caption “Underwriting” in the Prospectus [include any information furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus].

     14. Miscellaneous.
          (a) The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.
          (b) The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.
          (c) The Company and the Selling Shareholder acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Shareholder in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Shareholder do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.
          (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (e) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GRUBB & ELLIS COMPANY

By
[Name]
[Title]

KOJAIAN VENTURES, L.L.C.

By
C. Michael Kojaian
[Title]
The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.
DEUTSCHE BANK SECURITIES INC.
As Representative of the several
Underwriters listed on Schedule I
By: Deutsche Bank Securities Inc.

By
Authorized Officer
By
Authorized Officer

S-1

SCHEDULE I
Schedule of Underwriters

Number of Firm Shares
Underwriter	to be Purchased
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
William Blair & Co., L.L.C.

Total

SCHEDULE II
[None]

SCHEDULE III
[List each Issuer Free Writing Prospectus to be included in the General Disclosure Package]

EXHIBIT A
LOCK-UP AGREEMENT
June  , 2006
Grubb & Ellis Company
Deutsche Bank Securities Inc.
As Representative of the
     Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
     Ladies and Gentlemen:
     The undersigned understands that Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Grubb & Ellis Company (the “Company”), providing for the public offering by the Underwriters, including Deutsche Bank Securities Inc., of common stock, par value $.01 (the “Common Stock”), of the Company (the “Public Offering”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Deutsche Bank Securities Inc., the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.
     The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Deutsche Bank Securities Inc. waives, in writing, such extension.
     Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.
     [In addition, the undersigned may transfer an aggregate of up to 25,000 shares in one or more transactions completed pursuant to the requirements of Rule 10b5-1 of the Securities and Exchange Commission; provided, however, that no such transfer may be executed during the first thirty (30) days of the Lock-Up Period.]1
     The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

[1]	This provision will apply only to Mark E. Rose, Chief Executive Officer of Grubb & Ellis Company.

     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.
     The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to December 31, 2006, this agreement shall be of no further force or effect.

Signature:
Print Name:

Number of shares owned	Certificate numbers:
subject to warrants, options
or convertible securities: